July 28, 1994




Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549


Re:     JMB Income Properties, Ltd. - X
        Commission File No. 0-12140
        Form 8K/A



Gentlemen:

Transmitted, for the above-captioned registrant, is the electronically filed executed copy of registrant's current report on Form 8K/A dated July 28, 1994.

Thank you.



Very truly yours,

JMB INCOME PROPERTIES, LTD. - X

By:     JMB Realty Corporation
        Managing General Partner



        By: C. SCOTT NELSON
            ________________________________
            C. Scott Nelson, Vice President
            Accounting Officer


CSN:kg

Enclosures



                  SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549




                               FORM 8-K/A



                        AMENDMENT NO.1



                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934





                   JMB INCOME PROPERTIES LIMITED - X
        ------------------------------------------------------
        (Exact name of registrant as specified in its charter)




                     0-12140                 36-3235999
                 --------------         --------------------
                  (Commission          (IRS Employer
                  File Number)           Identification No.)


 The undersigned registrant hereby amends the following section of its Report for July 27, 1994 as set forth in the pages attached hereto:

 Item 5.  Other Events.....................  Pages 2 and 3









                           JMB INCOME PROPERTIES LIMITED - X

                           By:  JMB Realty Corporation
                                Managing General Partner




                                By:   C. SCOTT NELSON
                                      -----------------------------------
                                      C. Scott Nelson, Vice President
                                      Accounting Officer






Dated:  July 28, 1994





                           COLLIN CREEK MALL

                              PLANO, TEXAS
                       -------------------------



ITEM 5. OTHER EVENTS. The Partnership has entered into a non-binding letter of intent to sell its interest in the Collin Creek Mall located in Plano, Texas. The Collin Creek Mall is a 1,122,000 square feet, two-level enclosed mall regional shopping center, of which the Partnership owns approximately 332,000 square feet of mall space. Department stores at the shopping center include Foley's (197,000 square feet), Dillard's (176,000 square feet), Sears (162,000 square feet), J.C. Penney (157,000 square feet) and Mervyn's (98,000 square feet), each of which owns its own store.

     As stated in our Management's Progress Report dated February 28, 1994, the estimated current market value of the Partnership's net assets as of December 31, 1993 was $760 per original $1,000 Limited Partnership Interest. The Partnership's interest in Collin Creek Mall represented in excess of 50% of that amount.

     The prospective purchaser is currently conducting its due diligence review with respect to the shopping center and the proposed transaction and is expected to complete such review by the middle of August, 1994. Upon the completion of such review, assuming that the transaction is to proceed, the Partnership and the prospective purchaser would enter into a binding agreement for the sale of the Partnership's interest in the shopping center, with the closing of the transaction expected to be in the fall of 1994.

     The Partnership has agreed that, provided that the prospective purchaser is proceeding in good faith with respect to the proposed transaction, until August 15, 1994 and during the term of an executed sale agreement, the Partnership will not offer to sell to a third-party or solicit from a third-party any offers to purchase or finance the Partnership's interest in the shopping center or negotiate with a third-party for the sale, financing or disposition of the Partnership's interest in the shopping center. Accordingly, the Partnership has ceased its efforts to seek a refinancing of the mortgage loan (which has a maturity of July, 1995) secured by its interest in the shopping center.

     The letter of intent executed by the Partnership and the prospective purchaser is non-binding with respect to the sale of the Partnership's interest in the shopping center, and consummation of the proposed transaction is subject to the satisfaction of various conditions, including the satisfactory completion by the prospective purchaser of its due diligence review and the negotiation and execution of a sale agreement. Therefore, there can be no assurance that a sale will be consummated on any terms.